Second Quarter 2017 Conference Call August 9, 2017 © Quality Is Our Recipe, LLC Exhibit 99.1

Peter Koumas Director – Investor Relations © Quality Is Our Recipe, LLC

Forward-Looking Statements and Non-GAAP Financial Measures This presentation, and certain information that management may discuss in connection with this presentation, contains certain statements that are not historical facts, including information concerning possible or assumed future results of our operations and our stated 2020 goals. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (The “Reform Act”). For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in or implied by our forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include but are not limited to those identified under the caption “Forward-Looking Statements” in our news release issued on August 9, 2017 and in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our most recent Form 10-K / Form 10-Qs. In addition, this presentation and certain information management may discuss in connection with this presentation reference non-GAAP financial measures (i.e., adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales). These non-GAAP financial measures exclude certain expenses and benefits. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Appendix to this presentation, and are included in our news release issued on August 9, 2017 and posted on www.aboutwendys.com. As used in this presentation, the terms adjusted EBITDA and adjusted earnings per share refer to adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations, respectively. THE WENDY'S COMPANY |

Agenda CEO Update Financial Update Q&A

Todd Penegor President & Chief Executive Officer © Quality Is Our Recipe, LLC

Q2 Highlights * See reconciliation of non-GAAP financial measures in the Appendix. 18th consecutive quarter of positive NA SRS NA SRS increase 3.2%; 3.6% on a two-year basis Global expansion continues; 35 global restaurant openings in Q2 Global systemwide sales increase 4.6% in constant currencies Image Activation momentum continues; 36% of global system in new image Facilitated 294 Buy and Flips; including DavCo-NPC transactions Improvement of 940bps in adj. EBITDA margin to 36.2%* Company increases 2017 adj. EBITDA guidance* THE WENDY'S COMPANY |

North America Same-Restaurant Sales 2.6% 3.6%

Global Footprint Expansion Continues 0.08% North America Restaurant Openings International Restaurant Openings ’17E Net New Growth Rate ~1% ’17E Net New Growth Rate ~14% THE WENDY'S COMPANY |

Image Activation *Represents Total System Cumulative Reimages & New Builds and includes Franchise Reimages open or under construction 118 Buy & Flip transactions completed in Q1. On track to achieve target of 400 ~42% 36% THE WENDY'S COMPANY |

Systemwide Sales Growth *Excludes Venezuela; systemwide sales growth is calculated on a constant currency basis THE WENDY'S COMPANY |

Transforming Our Franchise System Through Buy & Flips ~34% of Global System Image Activated at the end of Q1 2017 ~475 144 *Includes DavCo-NPC Transaction 294*

THE WENDY'S COMPANY |

Technology Order Here THE WENDY'S COMPANY | Kiosks Benefits: incremental throughput, improved customer experience, and labor leverage Mobile Ordering Delivery Encouraging results during initial test phase Targeting 75% of NA restaurants mobile ordering capable by end of 2017 Now expect ~300 restaurants by year- end Planning to expand to more markets in the coming months

Gunther Plosch Chief Financial Officer © Quality Is Our Recipe, LLC

Second Quarter Financial Highlights 2017 2016 B/(W) Company Restaurant Margin 19.6% 21.9% (230) bps G&A $51.3 $61.1 16.1% Adjusted EBITDA* $116.1 $102.5 13.3% Adjusted EBITDA Margin* 36.2% 26.8% +940 bps Adjusted EPS* $0.15 $0.10 50.0% YTD Free Cash Flow $88.5 $37.3 137.2% $ Mils (except per share amounts) (Unaudited) * See reconciliation of non-GAAP financial measures in the Appendix.

Q2 2017 vs. Q2 2016 Adjusted EBITDA $ Mils (Unaudited) Adj. EBITDA Margin 36.2% Adj. EBITDA Margin 26.8% THE WENDY'S COMPANY |

17 Q2 2017 vs. Q2 2016 Adjusted EPS (Unaudited) THE WENDY'S COMPANY |

THE WENDY'S COMPANY | Returning Cash to Shareholders Repurchased 2.3 million shares for $34.6 million in Q2 ~$98 million remained against the $150 million share repurchase authorization at the end of Q2 Q2 ending cash balance of $205 million

Flexible Capital Structure Supports Growth Initiatives 7/2/2017 TTM Leverage Ratio (excl. Cap leases): 5.3x Target Leverage Ratio: 5-6x $875 $900 $500 $100 *Notional amounts shown as of issuance date; 1% amort is paid per annum Q2 2017 Net Debt: $2.1B (excl. Cap Leases) / TTM Adj. EBITDA: $396.6M 3.371% 2015 Notes (Callable 6/2018) 4.080% 2015 Notes (Callable 6/2019) 4.497% 2015 Notes (Callable 6/2021) 7.0% 1995 Debentures $ Mils THE WENDY'S COMPANY |

2017 Outlook

Updated
Reaffirmed

- North America SRS of ~2-3%
- Commodity Inflation of ~3% to 4%
- Labor Inflation of ~4%
- Company Operating Restaurant Margin of ~18.0% to 18.5%
- G&A Expense at Low End of Previously Issued Range of ~$210 to $220M
- Net Rental Income of ~$100 to $105M
- Adjusted EBITDA (Margin) of ~$404 to $410M (~32%-34%)
- Interest Expense of ~$115 to $120M
- Depreciation & Amortization Expense of ~$120 to $125M (incl. accelerated of ~$1M)
- Adjusted Tax Rate of ~32% to 34%
- Adjusted Earnings Per Share of ~$0.45 to $0.47
- CAPEX of ~$80 to $90M
- Free Cash Flow of ~$160 to $185M

THE WENDY'S COMPANY | 20

2017 Investor Relations Calendar: Q3 (Tentative) August 16: RBC Restaurants & Consumer Staples IR Investor Day (New York) August 18: Guggenheim NDR (San Francisco) August 29: SunTrust NDR (Chicago) September 14: CL King Conference (New York) September 26: Wells Fargo Restaurants Forum (Boston) September 28: Market Visit with Goldman Sachs (Dublin) November 8: Third Quarter Earnings THE WENDY'S COMPANY |

Q&A

Appendix

Reconciliation of Non-GAAP Financial Measures In addition to the GAAP financial measures included in this presentation, the Company has included certain non-GAAP financial measures (i.e., adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share, adjusted tax rate, free cash flow and systemwide sales). These non-GAAP financial measures exclude certain expenses and benefits as detailed in the accompanying reconciliation tables. This presentation also includes forward-looking guidance for certain non-GAAP financial measures including adjusted EBITDA, adjusted earnings per share and adjusted tax rate. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and adjusted tax rate, such as impairment of long-lived assets, reorganization and realignment costs and system optimization gains, net. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or reported tax rate or a reconciliation of projected adjusted EBITDA, adjusted earnings per share or adjusted tax rate to projected net income, earnings per share or reported tax rate. THE WENDY'S COMPANY |

Reconciliation of Net Income to Adjusted EBITDA In Thousands (Unaudited) THE WENDY'S COMPANY |

Reconciliation of Net (Loss) Income and Diluted (Loss) Earnings Per Share to Adjusted Income and Adjusted Earnings Per Share In Thousands except per-share amounts (Unaudited)